Exhibit 4.1

AMENDMENT NO. 3

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS AMENDMENT NO. 3 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 28th day of December, 2005, by and between STRATEX NETWORKS, INC., a Delaware corporation (“Borrower”), and SILICON VALLEY BANK (“Bank”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

RECITALS

A. Borrower and Bank have entered into that certain Amended and Restated Loan and Security Agreement dated as of January 21, 2004 (as amended, restated, modified and/or supplemented from time to time, the “Loan Agreement”), pursuant to which Bank agreed to extend and make available to Borrower certain advances of money.

B. Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Amendment, Bank is willing to amend the Loan Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1. Amendments to Loan Agreement.

1.1 Section 6.7 (Financial Covenants). Section 6.7(b) is hereby amended to read in its entirety as follows:

“Liquidity Coverage. A ratio of (1) unrestricted cash and Cash Equivalents plus (i) short-term, marketable securities of Borrower, minus (ii) outstanding Cash Management Services, and minus (iii) the FX Reserve divided by (2) the aggregate amount of the Obligations, of not less than 1.00 to 1.00 as measured at the last day of each calendar month that is not also a quarter end, and not less than 1.25 to 1.00 as measured at the last day of each quarter; provided however, for the quarter ending December 31, 2005, such ratio shall not be less than 1.00 to 1.00 as measured at the last day of such quarter.”

1.2 COMPLIANCE CERTIFICATE. A new form of Compliance Certificate, attached hereto as Exhibit A, hereby replaces the existing form attached as Exhibit D to the Loan Agreement.

2. BORROWER’S REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that:

(a) immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;

(b) Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

(c) the certificate of incorporation, bylaws and other organizational documents of Borrower delivered to Bank on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

(d) the execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower; and

(e) this Amendment has been duly executed and delivered by the Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

3. LIMITATION. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

4. EFFECTIVENESS. This Amendment shall become effective upon the satisfaction of all the following conditions precedent:

4.1 Amendment. Borrower and Bank shall have duly executed and delivered this Amendment to Bank.

4.2 Payment of Bank Expenses. Borrower shall have paid all Bank Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred through the date of this Amendment.

4.3 Amendment Fee. Borrower shall have paid Bank an amendment fee in an amount equal to $5,000.

5. COUNTERPARTS. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.

6. INTEGRATION. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect.

7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAW.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

BORROWER:	STRATEX NETWORKS, INC.
a Delaware corporation

	By:	/s/ Carol A. Goudey
	Printed Name:	Carol A. Goudey
	Title:	Treasurer

	By:	/s/ Gregory Overholtzer
	Printed Name:	Gregory Overholtzer
	Title:	Corporate Controller

BANK:	SILICON VALLEY BANK

	By:	/s/ Tom Smith
	Printed Name:	Tom Smith
	Title:	Senior Relationship Manager

EXHIBIT A

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
3003 Tasman Drive
Santa Clara, CA 95054

FROM:	STRATEX NETWORKS, INC.

The undersigned Responsible Officer of Stratex Networks, Inc. (“Borrower”) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement dated January 21, 2004, between Borrower and Bank (as amended, the “Agreement”), (i) Borrower is in complete compliance for the period ending                  with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date. In addition, the undersigned Responsible Officer certifies that Borrower (x) has complied with Section 6.4 of the Agreement with respect to payment of taxes of Borrower and its Subsidiaries and (y) does not have any legal actions pending or threatened against Borrower or any of its Subsidiaries which Borrower has not previously notified in writing to Bank pursuant to Section 6.2 of the Agreement. Attached are the required financial reports and calculation of financial covenants supporting the certification. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” or “Occurrences” columns.

Reporting Covenant	Required	Complies
A/R and A/P agings agings ag	Monthly within 30 days	Yes No
Form 10-Q + CC	Quarterly within 5 days of filing with SEC	Yes No
Form 10-K + CC	Annually within 5 days of filing with SEC	Yes No

Occurrences*
IP Infringements	Prompt	Yes No
Material Litigation	Prompt	Yes No

Financial Covenant	Required	Actual	Complies
Minimum Tangible Net Worth (Quarterly)	$60,000,000 plus (i) 25% of net income, as determined in accordance with GAAP (exclusive of losses) and (ii) 50% of any increases to net worth due to Subordinated Debt or net equity proceeds from either public or private offerings (exclusive of issuances of stock under Borrower’s employee benefit plans) for such quarters subsequent to December 31, 2004	$	Yes No

Minimum Liquidity Ratio (Monthly) (Quarterly)	1.00:1.00 1.25:1.00 (provided however, for the quarter ending December 31, 2005, such ratio shall not be less than 1.00 to 1.00 as measured at the last day of such quarter.)	:1.00	Yes No

*	If yes, attached is a summary of the Material Litigation or IP Infringements not previously disclosed by Borrower.

Sincerely,

Stratex Networks, Inc.	BANK USE ONLY

By:	Received by:
AUTHORIZED SIGNER

Name:	Date:

Title:	Verified:
AUTHORIZED SIGNER

Date:

Compliance Status: Yes No